UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 10, 2007

THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-4908 (Commission File Number)	04-2207613 (I.R.S. Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000
Registrant’s Telephone Number (Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2007, the Board of Directors of The TJX Companies, Inc. (the “Company”) elected José B. Alvarez and Alan M. Bennett to the Company’s Board of Directors. Mr. Alvarez has been named to the Executive Compensation Committee of the Board and Mr. Bennett has been named to the Finance Committee of the Board. Mr. Alvarez currently serves as the President & Chief Executive Officer of Stop & Shop/Giant-Landover, a food retailer. Mr. Bennett recently retired as the Senior Vice President and Chief Financial Officer of Aetna, Inc., a health care benefits company, and serves on the boards of directors of Bausch & Lomb Incorporated and Halliburton Company. Both Mr. Alvarez and Mr. Bennett will be compensated for their service on the Company’s Board of Directors and its committees in accordance with our non-employee director compensation arrangements which are set forth in the Company’s proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed on April 27, 2007 and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/s/ Nirmal K. Tripathy
Nirmal K. Tripathy,
Chief Financial Officer

Dated: September 14, 2007